EXHIBIT 10.7

SECOND AMENDMENT TO ALLERGAN, INC.
1989 INCENTIVE COMPENSATION PLAN
(AS AMENDED AND RESTATED, NOVEMBER 2000
AND AS ADJUSTED FOR 1999 STOCK SPLIT)

     This Second Amendment to Allergan, Inc. 1989 Incentive Compensation Plan (as amended and restated, November 2000 and as adjusted for 1999 stock split) is adopted as of January 24, 2005 by the Board of Directors of Allergan, Inc., a Delaware corporation (the “Corporation”).

RECITALS

     WHEREAS, the Corporation maintains the Allergan, Inc. 1989 Incentive Compensation Plan (as amended and restated, November 2000 and as adjusted for 1999 stock split) (the “Plan”); and

     WHEREAS, pursuant to Section 8.7 of the Plan, the Board of Directors of the Corporation may amend the Plan at any time.

     NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of January 24, 2005:

     1. Section 1.2(m) of the Plan is hereby deleted and replaced in its entirety with the following:

     “(m) “Incentive Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Stock Payment, Performance Award or other award granted or sold under the Plan.”

     2. A new Section 1.2(w) is added to the Plan as follows and each subsequent subsection in Section 1.2 is re-lettered as applicable:

     “(w) “Restricted Stock Unit” means an Incentive Award granted pursuant to Section 5.6 that is denominated in units and provides the Participant the right to receive Common Stock or cash in the future, with the right to future delivery of the Common Stock or cash subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions.”

     3. The title of Article 5 is hereby renamed to read “Restricted Stock and Restricted Stock Units.”

     4. A new Section 5.6 is hereby added to the Plan and shall read as follows:

     “5.6 Restricted Stock Units.

     (a) The Committee may grant one or more awards of Restricted Stock Units to an Employee in such amounts and subject to such terms and conditions as the Committee may determine. At the time of the grant of the Restricted Stock Unit, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, which date or dates may be linked to any one or more performance criteria or other specific criteria determined to be appropriate by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant. At the time of the grant of the Restricted Stock Unit, the Committee shall, or shall allow the Participant to, specify the payment date or dates applicable to such Restricted Stock Unit, which in no event shall be earlier than the vesting date or dates of the Restricted Stock Unit. Each Restricted Stock Unit shall be evidenced by an agreement that shall specify the number of Restricted Stock Units granted pursuant to the award, the vesting date or dates of the Restricted Stock Units, the payment date or dates of the Restricted Stock Units and any other provisions as the Committee shall determine.

     (b) On the payment date of a Restricted Stock Unit, the Participant having received such Incentive Award shall be entitled to receive payment from the Company of one share of unrestricted, fully transferable Common Stock or cash of equivalent value (based on the Fair Market Value of a share of Common Stock, as defined in the award agreement at the time of grant or thereafter by the Committee), a combination thereof, or in any other form determined by the Committee in its sole discretion. The Committee’s determination regarding the form of payout shall be set forth or reserved for later determination in the award agreement pertaining to the grant of the Restricted Stock Unit.

     (c) The Participant shall have no rights of a stockholder, including no voting rights, with respect to the shares of Common Stock underlying the Restricted Stock Units until, and then only to the extent, shares of Common Stock are actually issued and paid to such Participant pursuant to such Restricted Stock Units.”

     5. This Second Amendment shall be and hereby is incorporated in and shall form a part of the Plan.

     6. Except as set forth herein, the Plan shall remain in full force and effect.

     I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of the Corporation effective on January 24, 2005.

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Assistant Secretary

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